Exhibit 10.2

UnitedHealth Group

MEMORANDUM

To:

From:

Date:

Re: Amendment to Employment Agreement

As you are aware, the Board of Directors has requested that all Section 16 officers agree to remove enhanced severance tied to a change in control. To this end, the following section will be eliminated from your employment agreement:

Section 4C (Termination following a Change in Control)

Should there be a change in control and your employment is terminated without cause, you will still be eligible for severance compensation as provided under Section 4.B.1.

Please sign this memorandum to acknowledge your agreement to this change.

Signature:

Date:

United HealthCare Services, Inc.

By:

Its:

Date: